Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
Wave Systems Corp.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Boston, Massachusetts
April 9, 1999